UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2021

SECURITY NATIONAL FINANCIAL CORPORATION

(Exact name of registrant as specified in this Charter)

Utah	000-09341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 West Election Road, Suite 100, Draper, Utah	84020
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 264-1060

Does Not Apply

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [   ]

Item 1.01.  Entry into a Material Definitive Agreement

Settlement Agreement and Mutual Release with Lehman Brothers Holdings Inc.

From 2004 to early 2008, SecurityNational Mortgage Company (“SecurityNational Mortgage”), a wholly owned subsidiary of Security National Financial Corporation (“Registrant”), originated “limited documentation” or “reduced documentation” loans which were sold to certain affiliates of Lehman Brothers Holdings Inc. (“Lehman Holdings”). Certain of these loans became the subject of disputes between SecurityNational Mortgage and Lehman Holdings and certain Lehman Holdings affiliates. Lehman Holdings filed a Petition for Relief under Chapter 11 of the United States Bankruptcy Code in 2008. In May of 2011, SecurityNational Mortgage filed a complaint in U.S. District Court against certain Lehman Holdings affiliates.  In June of 2011, Lehman Holdings filed a complaint in Federal District Court against SecurityNational Mortgage, both of which were later resolved. In 2016, certain other pending loan disputes between SecurityNational Mortgage and Lehman Holdings became the subject of an unsuccessful, non-binding alternate dispute resolution mediation proceeding.

Thereafter, in 2016, Lehman Holdings filed an adversary proceeding complaint against approximately 150 mortgage loan originators, including SecurityNational Mortgage, in the U.S. Bankruptcy Court of the Southern District of New York, which included seeking damages relating to the alleged obligations of the defendants under indemnification provisions of alleged agreements, in amounts to be determined at trial, including interest, attorneys’ fees and costs incurred by Lehman Holdings in enforcing the obligations of the defendants. The complaint was later amended with the latest amended complaint filed against SecurityNational Mortgage on December 27, 2016, seeking damages to be determined at trial, including interest, attorneys’ fees and costs. This complaint involved approximately 135 mortgage loans, there being millions of dollars allegedly in dispute. These claims against SecurityNational Mortgage were asserted as a result of Lehman Holdings’ earlier settlements with the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Corporation (“Freddie Mac”).

In 2018, Lehman Holdings filed a separate adversary proceeding complaint against SecurityNational Mortgage. This adversary proceeding allegedly involved approximately 577 mortgage loans relative to private securitization trusts (“RMBS Loans”) and millions of dollars in damages. Thereafter, Lehman Holdings made a filing that effectively reduced the number of RMBS Loans to 248. This proceeding was in addition to the above-referenced proceeding involving the Fannie Mae and Freddie Mac mortgage loans. As with the above-referenced proceeding, damages were sought including interest, costs, and attorneys’ fees.

SecurityNational Mortgage, as well as other defendants, have been involved in written discovery, and production of documents relative to the cases, and the filing of motions. The deposition phase of the cases was yet to begin, as well as the later expert witness phase. Those phases would require substantial expenditures of legal fees and costs.

On February 1, 2021, SecurityNational Mortgage executed a settlement agreement with Lehman Holdings in relation to these two adversary proceedings wherein all mortgage loan related claims were resolved, thereby ending all liabilities asserted by Lehman Holdings and conclusively ending all proceedings between SecurityNational Mortgage and Lehman Holdings. In accordance with Generally Accepted Accounting Principles (GAAP), the full amount of SecurityNational Mortgage’s settlement payment will be accounted for in the Registrant’s 2020 yearend financial reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION

(Registrant)

Date: February 4, 2021	By:	/s/ Scott M. Quist
Scott M. Quist, Chairman, President and
Chief Executive Officer